                                                                     EXHIBIT 4.1

         THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF SECTION 2.05 OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY NAMED BELOW OR A NOMINEE OF THE DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                              THE COCA-COLA COMPANY

                          4.00% Notes due June 1, 2005

No. 3                                                            $______________

CUSIP No. 191216 AJ 9

         THE COCA-COLA COMPANY, a Delaware corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum of ______________ United States Dollars (U.S.$______________) on June 1, 2005 and to pay interest thereon from March 8, 2002, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 1 and December 1 in each year, commencing December 1, 2002 at the rate of 4.00% per annum (calculated on the basis of a 360-day year comprised of twelve 30-day months, rounded to the nearest cent), until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest which is payable but is not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this Series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this Series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         If either a date for payment of principal or interest on this Security or the Maturity of this Security falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date the payment was due. No interest will accrue on any amounts payable for the period from and after the date for payment of principal of or interest on this Security or the Maturity of this Security provided such payment is made on such next succeeding Business Day. For this purpose, "Business Day" means any day which is a day on which commercial banks settle payments and are open for general business in The City of New York.

         Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check drawn upon any Paying Agent and mailed on or prior to an Interest Payment Date to the address of the Person entitled thereto as such address shall appear in the Securities Register, or, upon written application by the Holder to the Securities Registrar setting forth wire instructions not later than the relevant Record Date, by wire transfer to a Dollar account.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an authenticating agent, by the manual signature of an authorized officer, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.



Dated: May 17, 2002

                                       THE COCA-COLA COMPANY



                                       By:
                                          --------------------------------------
                                          Name: David M. Taggart
                                          Title: Vice President and Treasurer

                                       [Seal]

Attest:



---------------------------------
Name: Susan E. Shaw
Title: Secretary

                    (Trustee's Certificate of Authentication)

         This is one of the Securities of the Series provided for in the within-mentioned Indenture.



                                       Deutsche Bank Trust Company Americas,
                                       as Trustee



                                       By:
                                          --------------------------------------
                                          Authorized Officer

                                    [Reverse]

         This Note (as defined herein) is one of a duly authorized issue of debentures, notes or other evidences of indebtedness of the Company (herein called the "Securities"), issued and to be issued in one or more Series under an Indenture, dated as of April 26, 1988, as amended and supplemented by that First Supplemental Indenture dated as of February 24, 1992 (as so amended and supplemented, herein called the "Indenture"), between the Company and Bankers Trust Company (now known as Deutsche Bank Trust Company Americas), as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities may be issued in one or more Series, which different Series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be denominated and bear interest, if any, in Dollars or in a Foreign Currency, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Security is one of a Series of Securities of the Company designated as set forth on the face hereof (herein called the "Notes"), limited in aggregate principal amount to $750,000,000.

         No sinking fund is provided for the Notes.

         In the event of a deposit or withdrawal of an interest in this Note, including an exchange, redemption or transfer of this Note in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of The Depository Trust Company applicable to, and as in effect at the time of, such transaction.

         If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of such principal of and interest, if any, on the Notes shall terminate.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each Series under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding of each Series to be affected by such amendment or modification. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each Series at the time outstanding, on behalf of the Holders of all Securities of such Series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note. The Indenture contains provisions setting forth certain conditions to the institution of proceedings by Holders of Securities with respect to the Indenture or for any remedy under the Indenture.
Section 12.01(a) of the Indenture also contains provisions applicable to the Notes relating to the Company's ability to discharge its obligations with respect to the Notes and under the Indenture with respect to the Notes, upon the deposit of money, U.S. Government Obligations or other government obligations, in an amount sufficient to pay and discharge the principal of and interest on the Notes to the Maturity of the Note, in certain specified circumstances. The lien and sale and lease back provisions described in Sections 5.03 and 5.04 of the Indenture will not be applicable to the Notes.

         Subject to the next preceding sentence hereof, no reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed, by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Company shall pay additional amounts ("Additional Amounts") to a beneficial owner of this Note that is a non-United States person in order to ensure that every net payment with respect to this Note will not be less, due to payment of U.S. withholding tax, than the amount then due and payable. For this purpose, a "net payment" on this Note means a payment by the Company or a Paying Agent, including payment of principal and interest, after deduction for any present or future tax, assessment or other governmental charge of the United States. These Additional Amounts will constitute additional interest on this Note.

         The Company shall not be required to pay Additional Amounts, however, in any of the circumstances described in items (1) through (14) below.

         (1)      Additional Amounts will not be payable if a payment on this
Note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the Holder or the beneficial owner:
                  (a) having a relationship with the United States as a citizen, resident or otherwise;
                  (b)      having had such a relationship in the past; or
                  (c)      being considered as having had such a relationship.

         (2)      Additional Amounts will not be payable if a payment on this
Note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the Holder or the beneficial owner:
                  (a) being treated as present in or engaged in a trade or business in the United States;
                  (b) being treated as having been present in or engaged in a trade or business in the United States in the past; or
                  (c) having or having had a permanent establishment in the United States.

         (3)      Additional Amounts will not be payable if a payment on this
Note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the Holder or the beneficial owner being or having been a:
                  (a)      personal holding company;
                  (b)      foreign personal holding company;
                  (c) foreign private foundation or other foreign tax-exempt organization;
                  (d)      passive foreign investment company;
                  (e)      controlled foreign corporation; or
                  (f) corporation which has accumulated earnings to avoid United States federal income tax.

         (4)      Additional Amounts will not be payable if a payment on this
Note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the Holder or the beneficial owner (a) owning or having owned, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of the Company entitled to vote or (b) being a bank which acquired this Note in consideration of an Extension of Credit made pursuant to a loan agreement entered into in the ordinary course of business.

For purposes of items (1) through (4) above, "beneficial owner" means a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership, limited liability company, corporation or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder.

         (5) Additional Amounts will not be payable to any Holder of this Note that is a:
                  (a)      fiduciary;
                  (b)      partnership;
                  (c)      limited liability company; or
                  (d)      other fiscally transparent entity

or that is not the sole beneficial owner of this Note, or any portion of this Note to the extent that a beneficiary or settlor in relation to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment.

         (6)      Additional Amounts will not be payable if a payment on this
Note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the failure of the beneficial owner or any other person to comply with applicable certification, identification, documentation or other information reporting requirements. This exception to the obligation to pay Additional Amounts will only apply if compliance with such reporting requirements is required by statute or regulation of the United States or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge.

         (7)      Additional Amounts will not be payable if a payment on this
Note is reduced as a result of any tax, assessment or other governmental charge that is collected or imposed by any method other than by withholding from a payment on this Note by the Company or a Paying Agent.

         (8)      Additional Amounts will not be payable if a payment on this
Note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later.

         (9)      Additional Amounts will not be payable if a payment on this
Note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld by reason of the presentation by the beneficial owner of this Note for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later.

         (10)     Additional Amounts will not be payable if a payment on this
Note is reduced as a result of any:
                  (a)      estate tax;
                  (b)      inheritance tax;
                  (c)      gift tax;
                  (d)      sales tax;
                  (e)      excise tax;
                  (f)      transfer tax;
                  (g)      wealth tax;
                  (h)      personal property tax; or
                  (i) any similar tax, assessment or other governmental charge.

         (11)     Additional Amounts will not be payable if a payment on this
Note is reduced as a result of any tax, assessment, or other governmental charge required to be withheld by any Paying Agent from a payment of principal or interest on this Note if such payment can be made without such withholding by any other Paying Agent.

         (12) Additional Amounts will not be payable where withholding is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive.

         (13) Additional Amounts will not be payable on a Note presented for payment by or on behalf of a beneficial owner who would have been able to avoid such withholding or deduction by presenting the relevant Note to another Paying Agent in a member state of the European Union.

         (14)     Additional Amounts will not be payable if a payment on this
Note is reduced as a result of any combination of items (1) through (13) above.

         Except as specifically provided herein, the Company shall not be required to make any payment of any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of such government.

         As used in this Note, "United States person" means (i) any individual who is a citizen or resident of the United States; (ii) any corporation, partnership or other entity created or organized in or under the laws of the United States; (iii) any estate if the income of such estate falls within the federal income tax jurisdiction of the United States regardless of the source of such income; and (iv) a trust (a) that validly elects to be treated as a United States person for federal income tax purposes or (b)(1) the administration over which a United States court can exercise primary supervision and (2) all of the substantial decisions over which one or more United States persons have the authority to control. Additionally, "non-United States person" means a person who is not a United States person, and "United States" means the United States of America, including any states or commonwealths and the District of Columbia, together with its territories, its possessions and other areas within its jurisdiction.

         The Company may, at its option, redeem the Notes as a whole, but not in part, for a Redemption Price equal to 100% of the principal amount of the Notes, together with accrued interest to the Redemption Date, if either:

         (1)(a) the Company becomes or will become obligated to pay Additional Amounts; and (b) the obligation to pay Additional Amounts arises as a result of any change in the laws, regulations or rulings of the United States, or an official position regarding the application or interpretation of such laws, regulations or rulings, which change is announced or becomes effective on or after March 8, 2002; or

         (2)(a) any act is taken by a taxing authority of the United States on or after March 8, 2002, whether or not such act is taken in relation to the Company or any affiliate, that results in a substantial probability that the Company will or may be required to pay Additional Amounts; and (b) the Company receives an opinion of reputable tax counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that the Company will or may be required to pay Additional Amounts with respect to the Notes, and delivers to the Trustee an Officers' Certificate, stating that based on such opinion the Company is entitled to redeem the Notes pursuant to the terms hereof.

         The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture. The Notes are governed by the laws of the State of New York.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM           -        as tenants in common
         TEN ENT           -        as tenants by the entireties (Cust)
         JT TEN            -        as joint tenants with right of survivorship
                                    and not as tenants in common

         UNIF GIFT MIN ACT -        _________________ Custodian _____________
                                                                   (Minor)
                                  under Uniform Gifts to Minors Act__________
                                                                     (State)

         Additional abbreviations may also be used though not in the above list.

                               FORM OF ASSIGNMENT

         For value received ________________ hereby sell(s), assign(s) and transfer(s) unto ________________ (Please insert social security or other identifying number of assignee) the within Note, and hereby irrevocably constitutes and appoints ____________________ as attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.



Dated:



------------------------------         -----------------------------------------

------------------------------         -----------------------------------------

                                       Signature(s)


                                       Signature(s) must be guaranteed by an
                                       Eligible Guarantor Institution with
                                       membership in an approved signature
                                       guarantee program pursuant to Rule
                                       17Ad-15 under the Securities Exchange
                                       Act of 1934.